Exhibit 8.1

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA Tel 212.880.6000 Fax 212.682.0200 www.torys.com

March 3, 2020

Brookfield Infrastructure Corporation

250 Vesey Street

15th Floor

New York, New York

Brookfield Infrastructure Partners L.P.

73 Front Street

5th Floor

Hamilton HM 12, Bermuda

Re:    United States Federal Income Tax Opinion

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Brookfield Infrastructure Corporation, a British Columbia corporation (“BIPC”), and Brookfield Infrastructure Partners L.P., a Bermuda exempted limited partnership (“BIP”), in connection with the planned special distribution by BIP to the holders of its non-voting limited partnership units of class A exchangeable subordinate voting shares of BIPC (the “Exchangeable Shares”). We have been asked to render our opinion as to certain United States federal income tax matters disclosed in the Registration Statement on Form F-1, as amended, dated as of the date hereof (the “Registration Statement”), and filed by BIPC and BIP with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Act”). Capitalized terms used and not defined herein have the meanings ascribed to them in the Registration Statement.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)    the Registration Statement;

(ii)    the Amended and Restated Limited Partnership Agreement of BIP, dated December 4, 2007, among Brookfield Infrastructure Partners Limited, a Bermuda exempted company (the “BIP General Partner”), Brookfield Asset Management Inc., an Ontario corporation (“BAM”), and each person admitted to BIP as a limited partner in accordance with the provisions of such agreement, as amended;

(iii)    the Second Amended and Restated Limited Partnership Agreement of BIP, dated March 28, 2014, among the BIP General Partner and each person admitted to BIP as a limited partner in accordance with the provisions of such agreement, as amended;

(iv)    the Amended and Restated Limited Partnership Agreement of BIP, dated February 29, 2016, among the BIP General Partner and each person admitted to BIP as a limited partner in accordance with the provisions of such agreement, as amended;

(v)    the Amended and Restated Limited Partnership Agreement of BIP, dated February 9, 2017, among the BIP General Partner and each person admitted to BIP as a limited partner in accordance with the provisions of such agreement, as amended;

(vi)    the Amended and Restated Limited Partnership Agreement of BIP, dated February 16, 2018, among the BIP General Partner and each person admitted to BIP as a limited partner in accordance with the provisions of such agreement, as amended (the “BIP Limited Partnership Agreement”)

(vii)    the Second Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P., a Bermuda limited partnership (the “Holding LP”), dated December 4, 2007, among Brookfield Infrastructure GP L.P., a Bermuda limited partnership, BAM, Trilon Bancorp Inc., an Ontario corporation, BIP, and Brookfield Canada Infrastructure Holdings Inc., an Ontario corporation, as amended;

(viii)    the Third Amended and Restated Limited Partnership Agreement of the Holding LP, dated March 28, 2014, among BIP, Brookfield Infrastructure Special L.P., a Bermuda limited partnership previously named “Brookfield Infrastructure GP L.P.” (the “Infrastructure Special LP”), BILP Holding L.P., an Ontario limited partnership, BIG Holdings L.P., a Manitoba limited partnership, and each person admitted to the Holding LP as a limited partner in accordance with the provisions of such agreement, as amended;

(ix)    the Amended and Restated Limited Partnership Agreement of the Holding LP, dated February 29, 2016, among BIP, the Infrastructure Special LP, BIP REU Holdings (2015) LP, an Ontario limited partnership, and each person admitted to the Holding LP as a limited partner in accordance with the provisions of such agreement, as amended;

(x)    the Amended and Restated Limited Partnership Agreement of the Holding LP, dated February 9, 2017, among BIP, the Infrastructure Special LP, BIP REU Holdings (2015) LP, BIP REU Holdings (2016) LP, an Ontario limited partnership, and each person admitted to the Holding LP as a limited partner in accordance with the provisions of such agreement;

(xi)    the Amended and Restated Limited Partnership Agreement of the Holding LP, dated August 18, 2017, among BIP, the Infrastructure Special LP, BIP REU Holdings (2015) LP, BIP REU Holdings (2016) LP, and each person admitted to the Holding LP as a limited partner in accordance with the provisions of such agreement;

(xii)     the Amended and Restated Limited Partnership Agreement of the Holding LP, dated February 16, 2018, among BIP, the Infrastructure Special LP, BIP REU Holdings (2015) LP, BIP REU Holdings (2016) LP, and each person admitted to the Holding LP as a limited partner in accordance with the provisions of such agreement, as amended (the “Holding LP Limited Partnership Agreement”);

(xiii)    the certificate of BAM, BIPC, the BIP General Partner, and the Infrastructure Special LP, of even date herewith, delivered to us for purposes of this opinion, including all schedules and exhibits thereto (the “Certificate”); and

(xiv)    such agreements, documents, and other instruments as we have deemed necessary or appropriate.

In addition, we have examined, and have relied as to matters of fact upon, originals, duplicates, certified or conformed copies of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of BAM, BIPC, BIP and the Holding LP, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In rendering this opinion, we have assumed that (i) the transactions described in the Registration Statement will be consummated in the manner set forth therein; (ii) the representations made in the Certificate are true, correct, and complete and will remain true, correct, and complete at all times; (iii) any representation set forth in the Certificate qualified by knowledge, intention, belief, or any similar qualification is and will remain true, correct, and complete without regard to such qualification; and (iv) each of BIP, the Holding LP, and each Fiscally Transparent Subsidiary (as such term is defined in the Certificate) operates and will continue to operate in accordance with certain operating guidelines set forth in such Certificate. In addition, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein and in the Registration Statement, we are of the opinion that (i) the statements set forth in the Registration Statement under the caption “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS,” insofar as they express conclusions as to the application of United States federal income tax law, represent our opinion as to the matters discussed therein; and (ii) as of the date hereof, each of BIP and the Holding LP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, in each case as currently in effect and subject to change at any time with retroactive effect. Any change in applicable laws or facts and circumstances, or any inaccuracy in the statements, facts, assumptions, or representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy. No opinion is expressed concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the captions “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” and “LEGAL MATTERS” in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Very truly yours,

/s/ Torys LLP